UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2007

DIVERSA CORPORATION

(Exact Name of Registrant as specified in its charter)

Delaware	000-29173	22-3297375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Directors Place, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 526-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act of 1933, as amended (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Securities Exchange Act of 1934, as amended (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Exchange Act of 1934, as amended (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amendment No. 1 to Agreement and Plan of Merger and Reorganization

On March 22, 2007, Diversa Corporation, a Delaware corporation (“Diversa”) entered into Amendment No. 1 to Agreement and Plan of Merger and Reorganization by and among Diversa, Concord Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Diversa (“Merger Sub”), Celunol Corp., a Delaware corporation (“Celunol”), and William Lese, as the representative of Celunol’s stockholders (the “Amendment”). The Amendment amends that certain Agreement and Plan of Merger and Reorganization dated February 12, 2007, by and among Diversa, Merger Sub, Celunol and William Lese (the “Merger Agreement”) pursuant to which Merger Sub will merge with and into Celunol, with Celunol continuing as the surviving corporation and a wholly-owned subsidiary of Diversa (the “Merger”).

Under the terms of the Merger Agreement, at the effective time of the Merger, Celunol securityholders will be entitled to receive 15,000,000 shares of Diversa common stock in exchange for all equity securities of Celunol, which amount of shares is subject to reduction based on, among other things, Celunol’s “specified indebtedness” (as defined in the Merger Agreement). The Amendment clarifies that, for purposes of determining Celunol’s “specified indebtedness,” amounts borrowed by Celunol after May 31, 2007, whether under the promissory note issued by Celunol to Diversa in connection with the Merger or otherwise, will not be included and count as “specified indebtedness.”

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment attached hereto as Exhibit 2.1, and incorporated herein by reference.

Additional Information about the Merger and Where to Find It

On March 19, 2007, Diversa filed a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”) that includes a proxy statement/prospectus and other relevant documents in connection with the proposed transaction. Investors and security holders of Diversa and Celunol are urged to read the proxy statement/prospectus (including any amendments or supplements to the proxy statement/prospectus) and other relevant materials, because they contain important information about Diversa, Celunol, and the proposed transaction. Investors may obtain a free copy of these materials and other documents filed with the SEC at the SEC’s website at http://www.sec.gov/. A free copy of the proxy statement/prospectus may also be obtained from Diversa by directing a request to: Diversa Corporation, 4955 Directors Place, San Diego, CA 92121, Attn. Investor Relations. In addition, investors may access copies of the documents filed with the SEC by Diversa on Diversa’s website at http://www.diversa.com/.

Participants in the Solicitation

Diversa and its executive officers and directors and Celunol and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Diversa in connection with the proposed transaction. Information regarding the special interests of these executive officers and directors in the proposed transaction as well as additional information regarding these individuals is included in the proxy statement/prospectus referred to above. This document is available free of charge at the SEC’s website (www.sec.gov) and from Investor Relations at Diversa at the address described above.

Forward-Looking Statements

The foregoing statements regarding the proposed Merger between Diversa and Celunol include forward looking statements, which are subject to risks and uncertainties, including but not limited to the possibility that the proposed Merger with Celunol may not ultimately close for any of a number of reasons, such as either company not obtaining stockholder approval of the Merger or related matters; the possibility that the combined company will be unable to meet The NASDAQ Stock Market, LLC continued listing requirements after the closing of the Merger; that Diversa will forego business opportunities while the Merger is pending; that prior to the closing of the Merger, the businesses of Celunol and Diversa, including the retention of key employees, may suffer due to uncertainty and that, in the event the Merger is completed, the combination of Diversa and Celunol may not result in a stronger

2.

company, that the technologies of the two companies may not be compatible and that the parties may be unable to successfully execute their integration strategies or realize the expected benefits of the Merger.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 23, 2007, Diversa adopted an amendment to Sections 34 and 36 of Article VII of the its Bylaws to expressly permit book-entry shares, pursuant to newly adopted rules of The NASDAQ Stock Market, LLC. A copy of the Bylaw amendment is filed herewith as Exhibit 3.1, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

2.1	Amendment No. 1 to Agreement and Plan of Merger and Reorganization, dated as of March 22, 2007, by and among Diversa Corporation, Concord Merger Sub, Inc., Celunol Corp., and William Lese.

3.1	Amendment to Bylaws of Diversa Corporation.

3.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIVERSA CORPORATION

	By:	/s/ Anthony E. Altig
Dated: March 27, 2007	Name:	Anthony E. Altig
	Title:	Senior Vice President, Finance and Chief Financial Officer

4.

INDEX TO EXHIBITS

Exhibit Number	Description
2.1	Amendment No. 1 to Agreement and Plan of Merger and Reorganization, dated as of March 22, 2007, by and among Diversa Corporation, Concord Merger Sub, Inc., Celunol Corp., and William Lese.

3.1	Amendment to Bylaws of Diversa Corporation.

5.